Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note: Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted. (Directors' or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware
Vishay Americas do Brasil, LTDA	Brazil
Vishay Insurance, Ltd.	Ireland
Vishay France Holdings SAS	France
MCB Industrie S.A.	France
Vishay Dale Electronics, Inc.	Delaware
Electronica Dale de Mexico S.A. de C.V.	Mexico
Vishay HiRel Systems LLC	Delaware
Vishay HiRel Sytems International, LLC	Delaware
Vishay HiRel Systems Asia Limited	Hong Kong
Vishay HiRel Systems (HK) Ltd.	Hong Kong
Vishay Sprague, Inc.	Delaware
Vitramon do Brasil Ltda.	Brazil
Vishay Sprague Canada Holdings Inc.	Canada
Sprague Electric of Canada, Ltd.	Canada
Siliconix incorporated	Delaware
Vishay Siliconix, LLC	Delaware
Siliconix Semiconductor, Inc.	Delaware
Siliconix Technology C.V.	Netherlands	(a)
Vishay Siliconix Electronic Co. Ltd.	The Republic of China (Taiwan)
Shanghai Simconix Electronic Company Ltd.	China	(b)
Vishay Semiconductor Italiana S.p.A.	Italy
Vishay Asia Logistics Pte Ltd.	Singapore
Vishay Semiconductor India Pvt. Ltd.	India
Siliconix Singapore Pte Ltd	Singapore
Vishay GSI, Inc.	Delaware
Vishay GSI Holdings, LLC	Delaware
Vishay General Semiconductor, L.P.	Cayman Islands	(c)
Vishay General Semiconductor, LLC	Delaware
Vishay General Semiconductor of Taiwan, Ltd.	The Republic of China (Taiwan)
Vishay Asia GS Investments Pte., Ltd.	Singapore
ATC Corp.	Delaware
General Semiconductor Hong Kong Ltd.	Hong Kong
Vishay General Semiconductor GmbH	Germany
Vishay BCcomponents Holdings Ltd.	Delaware
Vishay BCcomponents B.V.	Netherlands
Vishay Capacitors Belgium NV	Belgium
Vishay Resistors Belgium BVBA	Belgium
Valen Ltd.	Hong Kong
Vishay Components India Pvt. Ltd	India	(d)
Vishay BCcomponents Hong Kong Ltd.	Hong Kong
BCcomponents China Ltd	Hong Kong
Vishay Components (Huizhou) Co. Ltd.	China
Vishay Intertechnology Asia Pte Ltd.	Singapore
Vishay Hong Kong Ltd.	Hong Kong
Vishay Japan K.K.	Japan
Vishay Korea Co. Ltd.	Korea
Vishay (Taiwan) Ltd.	The Republic of China (Taiwan)
Vishay (Thailand) Limited	Thailand

Subsidiaries of the Registrant (continued)

Vishay Israel Limited	Israel
Z.T.R. Electronics Ltd.	Israel
ECOMAL Israel Ltd.	Israel	(e)
Vishay Europe GmbH	Germany	(f)
Vishay Europe Sales GmbH	Germany
Vishay BCcomponents Austria GmbH	Austria
Vishay BCcomponents Beyschlag GmbH	Germany
Vishay Electronic GmbH	Germany
Vishay Siliconix Itzehoe GmbH	Germany
Roederstein GmbH	Germany
Roederstein Electronica Portugal Lda.	Portugal	(g)
ECOMAL Deutschland GmbH	Germany
ECOMAL Sweden AB	Sweden
ECOMAL Schweiz A.G.	Switzerland
ECOMAL Austria Ges.mbH	Austria
Vishay Components, S.A.	Spain
ECOMAL Iberia S.A.U.	Spain
ECOMAL Nederland BV	Netherlands
ECOMAL Belgium N.V.	Belgium
ECOMAL S.r.O.	Czech Republic
ECOMAL Denmark A/S	Denmark
ECOMAL Finland OY	Finland
ECOMAL France S.A.	France
ECOMAL UK Ltd.	United Kingdom
ECOMAL Italy SRL	Italy
Vishay Electronic SPOL SRO	Czech Republic
Vishay S.A.	France	(h)
Ultronix, Inc.	Delaware
E-Sil Components Ltd.	United Kingdom
Vishay Ltd.	United Kingdom
Grued Corporation	Delaware
Con-Gro Corp.	Delaware
Gro-Con, Inc.	Delaware
Angstrohm Precision Inc.	Delaware
Angstrohm Holdings Inc.	Delaware
Vishay Semiconductor GmbH	Germany
Vishay (Phils.) Inc.	Philippines
Vishay Semiconductor Ges.mbH	Austria	(i)
Vishay Asia Semiconductor Investments Pte. Ltd.	Singapore
Vishay Asia Investments Pte. Ltd.	Singapore	(j)
Shanghai Vishay Semiconductors Ltd.	China
General Semiconductor (China) Co., Ltd.	China
Vishay Xi'an Micro-Electronics Co. Ltd.	China
Vishay China Co. Ltd.	China
Vishay HiRel Systems Zhuhai Electronics Co Ltd	China
Vishay Trading (Shanghai) Co. Ltd	China	(k)
Vishay Hungary Elektronikai KFT	Hungary
Vishay Semiconductor Malaysia Sdn Bhd	Malaysia
Vishay Phoenix do Brasil Ltda	Brazil
Vishay Automotive Systems GmbH	Germany

Subsidiaries of the Registrant (continued)

(a) -	Registrant's indirect ownership percentage in Siliconix Technology C.V. is 100%; 89% is owned by its wholly owned subsidiary Siliconix Incorporated, 10% is owned by its indirectly wholly owned subsidiary Siliconix Semiconductor, Inc., and 1% is owned by its indirect wholly owned subsidiary Vishay Siliconix LLC.
(b) -	Registrant's indirect ownership percentage in Shanghai Simconix Electronic Company Ltd. is 96%.
(c) -	Registrant's indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.
(d) -	Registrant's indirect ownership percentage in Vishay Components India Pvt Ltd. is 100%; 69% is owned directly and 31% is owned by its indirectly wholly owned subsidiary Vishay BCcomponents B.V.
(e) -	Registrant's indirect ownership percentage in Ecomal Israel Ltd. is 66.7%.
(f) -	Registrant's indirect ownership percentage in Vishay Europe GmbH is 100%; over 99.9% is owned directly or indirectly by its wholly owned subsidiary Vishay Israel Limited and its affiliates; and less than 0.1% is owned directly.
(g) -	Registrant's indirect ownership percentage in Roederstein Electronics Portugal Lda.is 100%; 95% is owned by its wholly owned subsidiary Roederstein GmbH and 5% is owned by its wholly owned subsidiary Vishay Europe GmbH.
(h) -	Registrant's indirect ownership percentage in Vishay S.A. is 99.9%; 2.3% is owned directly and 97.6% is owned by its indirectly wholly owned subsidiary Vishay Europe GmbH.
(i) -	Registrant's indirect ownership percentage in Vishay Semiconductor Ges.mbH is 100%, 54% is owned by its indirectly wholly owned subsidiary Sprague Electric of Canada and 46% is owned by its indirectly wholly owned subsidiary Vishay Semiconductor GmbH.
(j) -	Registrant's indirect ownership percentage in Vishay Asia Investments Pte. Ltd. is 100%, 48% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor Investments Pte. Ltd., 26% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor GS Investments Pte. Ltd., and 26% is owned by its indirectly wholly owned subsidiary Siliconix Technology C.V.
(k) -	Registrant's indirect ownership percentage in Vishay Trading (Shanghai) is 100%, 84% is owned by its indirectly wholly owned subsidiary Vishay China Co. Ltd. and 16% is owned by its indirectly wholly owned subsidiary Vishay BCcomponents Hong Kong Ltd.